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                          XCF ACCEPTANCE CORPORATION

                CALIFORNIA FEDERAL BANK, A FEDERAL SAVINGS BANK

			     CAL FED BANCORP INC.

                                      and

                           THE CHASE MANHATTAN BANK,

                                  as Trustee

                       --------------------------------

                         THIRD SUPPLEMENTAL INDENTURE

                         Dated as of December 13, 1996

                                      to

                                   INDENTURE

                         Dated as of February 15, 1986

                       --------------------------------

                  6 1/2% Convertible Subordinated Debentures

                                   Due 2001





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

         THIRD SUPPLEMENTAL INDENTURE, dated as of December 13, 1996 (the "Third Supplemental Indenture"), among XCF Acceptance Corporation, a corporation duly organized and existing under the laws of the State of California ("XCF"), California Federal Bank, A Federal Savings Bank
(the "Bank"), Cal Fed Bancorp Inc., a corporation duly organized and existing under the laws of the State of Delaware ("Bancorp"), and The Chase Manhattan Bank (formerly Chemical Bank, successor by merger to Manufacturers Hanover Trust Company), a New York corporation, as Trustee (the "Trustee").

                            RECITALS OF THE COMPANY


         WHEREAS, XCF (as successor by merger to CalFed Inc., a Delaware corporation) has duly authorized, executed and delivered to the Trustee that certain indenture dated as of February 15, 1986, as amended by the First Supplemental Indenture dated as of December 16, 1992 and the Second Supplemental Indenture dated as of December 13, 1996 (the "Indenture"), pursuant to which the 6 1/2% Convertible Subordinated Debentures Due 2001 (the "Securities") of XCF were issued (all capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Indenture);

         WHEREAS, pursuant to the terms of the Indenture, the Securities were convertible into shares of Bank common stock prior to the execution of this Third Supplemental Indenture;

         WHEREAS, effective January 1, 1996, the Bank was merged (the "Bank Merger") with California Federal Interim Bank, A Federal Savings Bank, which was a subsidiary of Bancorp, pursuant to an Agreement and Plan of Reorganization dated as of October 16, 1995, with the Bank being the surviving corporation, and each share of the Bank common stock was converted into one share of Bancorp common stock;

         WHEREAS, on October 18, 1996, the Boards of Directors of XCF, Bancorp and the Bank each authorized the execution and delivery of this Third Supplemental Indenture;

         WHEREAS, pursuant to Section 801(5) of the Indenture, the Trustee is permitted to enter into a supplemental indenture, without obtaining the consent of the holders of the Securities, "to make provisions with respect to the conversion rights of Holders of Securities pursuant to Section 1311" of the Indenture; and

         WHEREAS, Section 1311 of the Indenture requires that, as a result of the Bank Merger, the Securities become convertible into shares of Bancorp common stock;

         NOW, THEREFORE, XCF, the Bank and Bancorp each covenants and agrees with the Trustee, for the equal and proportionate benefit and security of those who shall hold the Securities from time to time, as hereinafter set forth.

                                  ARTICLE ONE

                          Provisions for Conversion


         Section 1.1. Conversion into Bancorp Common Stock. The Holder of each Security outstanding after the Bank Merger shall have the right, during the period such Security shall be convertible as specified in Section 1301 of the Indenture, to convert such Security only into the number of shares of common stock, par value $1.00 per share, of Bancorp (the "Bancorp Common Stock") receivable in the Bank Merger by a holder of the number of shares of common stock, par value $1.00 per share, of the Bank (the "Bank Common Stock") into which such Security might have been converted immediately prior to the Bank Merger.

         Section 1.2. Release of the Bank. As a result of the Securities no longer being convertible into the Bank Common Stock, each of the parties hereto agrees that the Bank has satisfied all of its obligations under the Indenture and that the Bank shall be released from any further obligation under the Indenture.


                                  ARTICLE TWO

                           Miscellaneous Provisions

         Section 2.1. Interpretation. This Third Supplemental Indenture is a supplemental indenture pursuant to Section 801 of the Indenture. Upon execution and delivery of this Third Supplemental Indenture, the Indenture shall be modified and amended in accordance with this Third Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this Third Supplemental Indenture will control. The Indenture, as modified and amended by this Third Supplemental Indenture, is hereby ratified and confirmed in all respects and shall bind every Holder of Securities. In case of conflict between the terms and conditions contained in the Securities and those contained in the Indenture, as modified and amended by this Third Supplemental Indenture, the provisions of the Indenture, as modified and amended by this Third Supplemental Indenture, shall control.

         Section 2.2. Successors and Assigns. All the covenants, stipulations, promises and agreements in this Third Supplemental Indenture made by or on behalf of XCF, the Bank, Bancorp or the Trustee, shall bind and inure to the benefit of their respective successors and assigns.

         Section 2.3. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.

         Section 2.4. Title and Section Headings. The titles of the Articles and the Section headings are for convenience only and shall not affect the construction hereof.

         Section 2.5. Recitals. The recitals contained herein and in the Securities, as amended hereby, (except the Trustee's certificate of authentication) shall be taken as the statements of XCF, the Bank and Bancorp, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or of the Securities, as amended hereby, or coupons.

         Section 2.6. Governing Law. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

                                       XCF ACCEPTANCE CORPORATION


                                       By: /s/ Douglas J. Wallis
                                           ---------------------------
                                           Name:  Douglas J. Wallis
                                           Title: President


Attest:

/s/ Trude Tsujimoto
----------------------
Name:  Trude Tsujimoto
Title: Secretary


                                       CALIFORNIA FEDERAL BANK, A
                                       FEDERAL SAVINGS BANK


                                       By: /s/ Douglas J. Wallis
                                           -----------------------------
                                           Name:  Douglas J. Wallis
                                           Title: Executive Vice President
                                                    and Secretary


Attest:

/s/ Trude Tsujimoto
----------------------
Name:  Trude Tsujimoto
Title: Senior Vice President and
         Assistant Secretary

                                       CAL FED BANCORP INC.


                                       By:
                                           -----------------------------
                                           Name:  Douglas J. Wallis
                                           Title: Executive Vice President
                                                    and Secretary


Attest:

----------------------
Name:  Trude Tsujimoto
Title: Senior Vice President and
         Assistant Secretary


                                       THE CHASE MANHATTAN BANK,
                                       as Trustee


                                       By: /s/ Andrew Deck
                                           -----------------------------
                                           Name:  Andrew Deck
                                           Title: Senior Trust Officer


Attest:

/s/ Glenn G. McKeever
----------------------
Name:   Glenn G. McKeever
Title:  Senior Trust Officer

                                       CAL FED BANCORP INC.


                                       By: /s/ Douglas J. Wallis
                                           -----------------------------
                                           Name:  Douglas J. Wallis
                                           Title: Executive Vice President
                                                    and Secretary


Attest:

/s/ Trude Tsujimoto
----------------------
Name:  Trude Tsujimoto
Title: Senior Vice President and
         Assistant Secretary


                                       THE CHASE MANHATTAN BANK,
                                       as Trustee


                                       By:
                                           -----------------------------
                                           Name:  Andrew Deck
                                           Title: Senior Trust Officer


Attest:


----------------------
Name:
Title:

STATE OF California        )
                           )ss.
COUNTY OF Los Angeles      )

          On the 13th day of December, 1996, before me, personally came Douglas J. Wallis to me known, who, being by me duly sworn, did depose and say that he resides at 1849 Hillside Dr., Glendale, CA; that he is Executive VP & Secretary of California Federal Bank, A Federal Savings Bank, one of the parties described in and who executed the above instrument; and that he signs his name thereto by authority of the Board of Directors of said Company.

          WITNESS my hand and official seal.


                                   /s/ Marsden Chew Mac Rae
                                   -------------------------------
                                   Notary Public in and for said State


[Seal]  [GRAPHIC OMITTED]



STATE OF California        )
                           )ss.
COUNTY OF Los Angeles      )

          On the 13th day of December, 1996, before me,  personally came
Trude A. Tsujimoto to me known, who, being by me duly sworn, did depose and say that she resides at 419 S. Mayflower, Monrovia, CA; that she is Senior Vice President of California Federal Bank, A Federal Savings Bank, one of the parties described in and who executed the above instrument; and that she signs her name thereto by authority of the Board of Directors of said Company.

          WITNESS my hand and official seal.


                                   /s/ Marsden Chew Mac Rae
                                   -------------------------------
                                   Notary Public in and for said State


[Seal]  [GRAPHIC OMITTED]

STATE OF New York          )
                           )ss.
COUNTY OF New York         )

          On the 13th day of December, 1996, before me, personally came Andrew M. Deck to me known, who, being by me duly sworn, did depose and say that he resides at Great Neck, New York; that he is Senior Trust Officer of The Chase Manhattan Bank, one of the parties described in and who executed the above instrument, and that he signed his name thereto by authority of the Board of Directors of said Company.

          WITNESS my hand and official seal.


                                   /s/ Emily Fayan
                                   -------------------------------
                                   Notary Public in and for said State


[Seal]  [GRAPHIC OMITTED]



STATE OF New York          )
                           )ss.
COUNTY OF New York         )

          On the 13th day of December, 1996, before me, personally came Glenn G. McKeever to me known, who, being by me duly sworn, did depose and say that he resides at Bayside, New York; that he is Senior Trust
Officer of The Chase Manhattan Bank, one of the parties described in and who executed the above instrument; and that he signs his name thereto by authority of the Board of Directors of said Company.

          WITNESS my hand and official seal.


                                   /s/ Emily Fayan
                                   -------------------------------
                                   Notary Public in and for said State


[Seal]  [GRAPHIC OMITTED]


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